Exhibit 1(s)

BLACKROCK LARGE CAP SERIES FUNDS, INC.

ARTICLES SUPPLEMENTARY

BLACKROCK LARGE CAP SERIES FUNDS, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: The Corporation is registered as an open-ended company under the Investment Company Act of 1940, as amended, with the authority to issue Eleven Billion Six Hundred Fifty Million (11,650,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares

BlackRock Advantage Large Cap Core Fund
Institutional Common Stock	400,000,000
Investor A Common Stock	300,000,000
Investor C Common Stock	400,000,000
Class R Common Stock	200,000,000
Class K Common Stock	2,000,000,000
BlackRock Advantage Large Cap Value Fund
Institutional Common Stock	400,000,000
Investor A Common Stock	400,000,000
Investor C Common Stock	400,000,000
Class R Common Stock	200,000,000
Class K Common Stock	2,000,000,000
BlackRock Event Driven Equity Fund
Institutional Common Stock	1,100,000,000
Investor A Common Stock	100,000,000
Investor C Common Stock	100,000,000

Total: 8,000,000,000

The remainder of the authorized capital stock of the Corporation, Three Billion Six Hundred Fifty Million (3,650,000,000) shares, is not designated or classified as to any class or series. All shares of capital stock of the Corporation have a par value of Ten Cents ($0.10) per share and an aggregate par value of One Billion One Hundred Sixty-Five Million Dollars ($1,165,000,000).

SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-105(c) of the Maryland General Corporation Law and the Corporation’s charter, the Board of Directors hereby designates (a) Two Billion Five Hundred Fifty Million (2,550,000,000) of the authorized but unissued and undesignated shares of the Corporation’s capital stock as shares of BlackRock Event Driven Equity Fund’s Institutional Common Stock, and (b) One Hundred Million (100,000,000) authorized but unissued and undesignated shares of the Corporation’s capital stock as shares of BlackRock Event Driven Equity Fund’s Investor A Common Stock.

THIRD: After the designation of authorized but unissued and undesignated shares of capital stock of the Corporation as set forth herein, the Corporation will have the authority to issue Eleven Billion Six Hundred Fifty Million (11,650,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares

BlackRock Advantage Large Cap Core Fund
Institutional Common Stock		400,000,000
Investor A Common Stock		300,000,000
Investor C Common Stock		400,000,000
Class R Common Stock		200,000,000
Class K Common Stock		2,000,000,000
BlackRock Advantage Large Cap Value Fund
Institutional Common Stock		400,000,000
Investor A Common Stock		400,000,000
Investor C Common Stock		400,000,000
Class R Common Stock		200,000,000
Class K Common Stock		2,000,000,000
BlackRock Event Driven Equity Fund
Institutional Common Stock		3,650,000,000
Investor A Common Stock		200,000,000
Investor C Common Stock		100,000,000

	Total:	10,650,000,000

The remainder of the authorized capital stock of the Corporation, One Billion (1,000,000,000) shares, is not designated or classified as to any class or series. All shares of capital stock of the Corporation will have a par value of Ten Cents ($0.10) per share and an aggregate par value of One Billion One Hundred Sixty-Five Million Dollars ($1,165,000,000).

FOURTH: All of the shares of the Corporation’s capital stock continue to have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as currently set forth in the Corporation’s charter.

[signatures on the next page]

IN WITNESS WHEREOF, BLACKROCK LARGE CAP SERIES FUNDS, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by the person named below who acknowledges that these Articles Supplementary are the act of the Corporation and that, as to all matters and facts required to be verified under oath and to the best of his knowledge, information, and belief under the penalties of perjury, the matters and facts set forth herein are true in all material respects, as of this 11th day of August 2022.

ATTEST:	BLACKROCK LARGE CAP SERIES FUNDS, INC.

/s/ Janey Ahn	By:	/s/ John M. Perlowski
Janey Ahn		John M. Perlowski
Secretary		President and Chief Executive Officer

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